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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2001

HORIZON GROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	0-24123	38-3407933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
77 West Wacker Drive, Suite 4200 Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant's telephone number, including area code: (312) 917-8870

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

    On July 31, 2001 Horizon Group Properties, Inc. (the "Company") announced that it has refinanced its Lakeshore Marketplace power center in Norton Shores, Michigan and has extended the maturity date of its portfolio loan with CDC Mortgage Capital, Inc. on four of its outlet centers to July 11, 2002.

    The press release announcing the Company's extension and refinancing is attached hereto as Exhibit 99.2. The respective loan documents are also attached hereto as exhibits.

ITEM 7. Exhibits.

(c)
Exhibits.

Exhibit Number	Description
10.41	Promissory Note dated July 30, 2001 between Lakeshore Marketplace, LLC and Greenwich Capital Financial Products, Inc.
10.42	Mortgage dated July 30, 2001 between Lakeshore Marketplace, LLC and Greenwich Capital Financial Products, Inc.
10.43	Collection and Deposit Account Agreement dated July 20, 2001 among LaSalle Bank National Association, Lakeshore Marketplace, LLC and Greenwich Capital Financial Products, Inc.
10.44	Second Amended and Restated Note dated as of July 31, 2001 between Third Horizon Group Limited Partnership and CDC Mortgage Capital, Inc.
10.45
Second Amendment to Loan Agreement and Settlement Agreement dated as of July 31, 2001 by and among Third Horizon Group Limited Partnership, Horizon Group Properties, Inc., Horizon Group Properties, LP and CDC Mortgage Capital, Inc.
10.46	Reaffirmation of Guaranty dated as of July 31, 2001 by Horizon Group Properties, Inc. and Horizon Group Properties, LP
10.47	Reaffirmation of Guaranty dated as of July 31, 2001 by Prime Retail, LP
10.48	Pledge and Security Agreement dated as of July 31, 2001 by and among Horizon Group Properties, LP, Third HGI LLC and CDC Mortgage Capital, Inc.
10.49	Amended and Restated Guaranty and Indemnity Agreement dated as of July 31, 2001 by and among Horizon Group Properties, Inc., Horizon Group Properties, LP, Prime Retail, Inc., and Prime Retail, LP
99.2	Press release dated August 2, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GROUP PROPERTIES, INC.
Date: August 13, 2001	By:	/s/ DAVID R. TINKHAM
Name: David R. Tinkham
Title: Chief Financial Officer and Secretary

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ITEM 5. Other Events.
ITEM 7. Exhibits.
SIGNATURES